Exhibit 4.1

5.700% SERIES E 5.700% SERIES E FIXED-TO-FLOATING RATE FIXED-TO-FLOATING RATE NON-CUMULATIVE PERPETUAL NON-CUMULATIVE PERPETUAL
PREFERRED STOCK PREFERRED STOCK
THIS CERTIFICATE IS TRANSFERABLE Shares Certificate IN CANTON, MA AND NEW YORK, NY
Number **SAMPLE****** ZQ 000000 ***SAMPLE***** ***SAMPLE**** *****SAMPLE***
HUNTINGTON BANCSHARES INCORPORATED
a Corporation Formed Under the Laws of the State of Maryland
THIS CERTIFIES THAT ** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** r. Alexander David Sample **** Mr. Alexander David ample **** Mr. Alexander David Sample **** Mr. Alexander David Sample MR. **** Mr. SAMPLE Alexander David Sample **** Mr. &Alexander MRS. David ample SAMPLE **** Mr. Alexander David Sample &**** Mr.
Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample ****
Mr. Alexander David Sample **** r. Alexander David Sample **** r. Alexander David Sample **** Mr. Alexander David Sample SEE REVERSE FOR IMPORTANT **** Mr. MR. Alexander David SAMPLE ample **** Mr. Alexander David &Sample MRS. **** r. Alexander SAMPLE David Sample **** Mr. Alexander David NOTICE AND OTHER INFORMATION Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander
IS THE OWNER OF ** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. lexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander ***SAMPLE David Sample **** r. Alexander David *** Sample **** Mr. Alexander David Sample **** Mr.
Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander
FULLY PAID AND NONASSESSABLE SHARES OF 5.700% SERIES E FIXED-TO-FLOATING RATE NON-CUMULATIVE PERPETUAL PREFERRED STOCK, $0.01 PAR VALUE PER SHARE,
of Huntington Bancshares Incorporated (the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the charter of the
Corporation (the “Charter”) and the Bylaws of the Corporation and any amendments or supplements thereto. This
Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
In Witness Whereof, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.
DATED <<Month Day, Year>> President
COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,
Secretary
By____________________________________
AUTHORIZED SIGNATURE

IMPORTANT NOTICE
The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation (the “Charter”), a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM - as tenants in common UNIF GIFT MIN ACT- Custodian
TEN ENT - as tenants by the entireties (CUST) (Minor)
JT TEN - as joint tenants with right of survivorship under Uniform Gifts to Minors Act and not as tenants in common (STATE)
UNIF TRF MIN ACT Custodian (until age. . . ). . .
(CUST) (MINOR) under Uniform Transfers to Minors Act. . . . . . . . . .
(STATE)
Additional abbreviations may also be used though not in the above list.
For value received, ______________hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)
______________________________________________________________________________________________________________ Shares represented by this Certificate, and do hereby irrevocably constitute and appoint
_____________________________________________________________________________________________________________ Attorney to transfer the said shares on the books of the Corporation with full power of substitution in the premises.
Dated:___________________________________20__________________ Signature(s) Guaranteed: Medallion Guarantee Stamp
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE
Signature: ___________________________________________________ MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.
Signature: ___________________________________________________
Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.